UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, Kraft Foods Global, Inc., a wholly owned subsidiary of Kraft Foods Inc. (the “Company”), executed the Kraft Executive Deferred Compensation Plan Adoption Agreement (the “Adoption Agreement”), thereby adopting the Kraft Executive Deferred Compensation Plan (the “Plan”), effective June 1, 2008. Under the Plan, eligible members of the Company’s senior management (“Participants”) may defer receipt of their compensation, including up to 50% of their salaries and up to 100% of their cash bonuses under the Company’s annual incentive plan and long-term incentive plan.

Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that a newly eligible Participant may make deferral elections up to 30 days after he or she first becomes eligible to participate in the Plan. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Plan and are in compliance with Internal Revenue Code Section 409A, including that they do so no later than 12 months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Participants may elect one or more investment funds, as designated by the Company, to be used to determine the additional amounts to be credited to their Plan accounts. These investment funds are for measurement purposes only, and a Participant’s election of any such investment fund is hypothetical and is not an actual investment of his or her Plan account in any such investment funds. The Plan is an “unfunded” plan for state and federal tax purposes, and Participants have the rights of unsecured creditors of the Company with regard to their Plan accounts.

Participants may elect to defer their compensation until termination of employment or retirement. Participants may also elect to receive distributions of their accounts while still in the service of the Company, but the Plan requires a minimum deferral period of two years. Distributions may be made in a lump sum or in annual installments of between two and ten years.

The description of the Plan set forth above is qualified in its entirety by reference to the actual terms of the Plan and the Adoption Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Kraft Executive Deferred Compensation Plan

10.2	Kraft Executive Deferred Compensation Plan Adoption Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: June 30, 2008
/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary